UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 8, 2009
Date of Report (Date of earliest event reported)

Commission File Number: 0-51414

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada, United States
(State or other jurisdiction of incorporation or organization)

98-0417780
(I.R.S. Employer ID Number)

6800 West Loop South, Suite 415, Bellaire, Texas 77401
(Address of principal executive offices) (Zip code)

(713) 528-1881
(Issuer's telephone number)

N/A
(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.     Unregistered Sale of Equity Securities

     Lucas Energy, Inc. (the “Company”) has completed the following equity issuances, which in the aggregate approximate, but are less than 5% of the issued and outstanding shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), as reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009.

     During the period July 1, 2009 through October 12, 2009, the Company has issued through private placements 362,501 units at a purchase price of $0.60 per unit (the “Units”). Each Unit was comprised of one share of common stock and an attached three-year warrant for one share of common stock at $1.00 per share. The shares and warrants were sold to accredited investors pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D under the Securities Act.

     During the same period the Company has issued 53,234 shares of common stock to consultants and contractors to the Company. The shares were issued at fair value which totaled $41,300, or $0.78 per common share. The shares were issued to accredited investors pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D under the Securities Act.

     On July 20, 2009, the Company issued 25,000 shares of the common stock to its corporate secretary and former chief financial officer as part of his compensation package. The shares were issued at fair value totaling $25,000. The shares were issued to an accredited investor pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D under the Securities Act.

     On August 26, 2009, the Company issued 10,000 shares of common stock to its chief financial officer which was part of his compensation package with the Company. The shares were issued at fair value based on the volumetric weighted average share price for the period that services were provided to the Company which totaled $7,838, or $0.78 per share. The shares were issued to an accredited investor pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) and Regulation D under the Securities Act.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

     On October 8, 2009, the board of directors (the “Board”) of the Company, in accordance with the Company’s Articles of Incorporation, as amended, and By-Laws, and upon the recommendation of the Board’s Nominating Committee, voted unanimously to elect W. Andrew Krusen, Jr. to fill the vacancy created by the resignation from the Board of Eric Wold on September 25, 2009. Mr. Krusen is expected to serve on the Audit, Compensation and Nominating Committees of the Board. There was no arrangement or understanding relating to Mr. Krusen’s election to the Board.

     Mr. Krusen, age 61, has been Chairman and Chief Executive Officer of Dominion Financial Group, Inc. since 1987. Dominion Financial is a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors. Mr. Krusen is currently a director and chairman of Florida Capital Group, Inc., a Florida bank holding company, as well as Florida Capital Bank, N.A., its wholly owned subsidiary. He also serves as a director of publicly traded Highpine Oil, a Canadian oil and natural gas concern, and Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc., and numerous privately held companies, including Beall’s Inc., Telovations, Inc., CoAdvantage Resources, Inc. and Romark Laboratories, LLC. Mr. Krusen is a

former member of the Young Presidents’ Organization and he is currently a member of the World Presidents’ Organization, the Society of International Business Fellows, and a Trustee of the International Tennis Hall of Fame. He is a past Chairman of Tampa’s Museum of Science and Industry and a member of the Florida Council of 100. Mr. Krusen graduated from Princeton University in 1970.

     On October 8, 2009, the board of directors approved a modification to the Company’s president and chief executive officer base compensation to increase his base annual salary to $162,000 and to add a non-cash equity component to his compensation that is linked to the achievement of certain milestones. Mr. Sawyer has served as president and chief executive officer of the Company since January 22, 2009. Also on October 8, 2009 the board of directors approved a modification to the chief financial officer’s base compensation to increase his annual base salary to $132,000 with the continuation of a non-cash equity component of his compensation. Mr. Sytsma has served as the Company’s chief financial officer since April 14, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lucas Energy, Inc.

Dated: October 13, 2009

/ s / William A. Sawyer
William A. Sawyer
President and Chief Executive Officer